UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 4, 2022

Bright Health Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 900, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note

On November 9, 2022, Bright Health Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the "Original 8-K") to report, among other items, a restructuring plan as a result of the Company's decision to focus its business on affordable healthcare to aging and underserved populations through its fully aligned care model in Florida, Texas and California. The Company is filing this Amendment No. 2 to the Original Form 8-K in order to add estimates of the range of amounts expected to be incurred by major type of cost for our previously disclosed restructuring plan, including amounts expected to be result in future cash expenditures. This Amendment No. 2 is filed solely to amend and supplement the disclosure under Item 2.05 of the Original 8-K and no changes to the other information furnished with the Original 8-K have been made.

Item 2.05.    Costs Associated with Exit or Disposal Activities.

As previously disclosed in the Original 8-K, on November 4, 2022, the Board of Directors of the Company approved a plan to restructure its workforce and reduce expenses based on the Company's updated business model.

The Company is adding estimates of the types of costs and range of estimates of costs expected to be incurred as a result of the restructuring plan. The Company expects it will incur approximately $65 million to $90 million of pre-tax restructuring charges comprised of:

•$29 million to $37 million of employee-related costs, including severance, retention and other related costs;
•$11 million to $18 million of software and facility consolidation costs, including property, equipment, capitalized software and lease right-of-use asset impairments; and
•$25 million to $35 million of contract termination and other costs.

Of the total amounts above, the estimated cash expenditures from the restructuring will be in the range of approximately $54 million to $72 million. The Company expects the restructuring activities to be substantially completed by the fourth quarter of 2023.

The Company's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q, and 8-K, and other publicly available information should be consulted for other important information about the Company.

Forward-Looking Statements

Statements made in this Form 8-K that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include, among others: the number of employee terminations; factors related to contracts, such as early termination costs and the timing and amount of sublease income and other related expenses; ongoing negotiations with vendors; changes in management's assumptions; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; unexpected delays, increased costs, regulatory restrictions; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	January 10, 2023	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary